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EXHIBIT 7.1

DATED AS OF NOVEMBER 16, 2004

PETROFUND ENERGY TRUST

AMENDED AND RESTATED
TRUST INDENTURE

i

ARTICLE 7 — DISTRIBUTIONS		17
7.1	DISTRIBUTIONS	17
7.2	NET INCOME FOR INCOME TAX PURPOSES TO BECOME PAYABLE	17
7.3	REINVESTMENT OF DISTRIBUTIONS	17
7.4	NET PROCEEDS FROM DISPOSITIONS	17
ARTICLE 8 — APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEE		18
8.1	RESIGNATION OF TRUSTEE	18
8.2	REMOVAL OF TRUSTEE	18
8.3	APPOINTMENT OF SUCCESSOR TO TRUSTEE	18
8.4	FAILURE TO APPOINT SUCCESSOR	18
8.5	QUALIFICATIONS OF TRUSTEE	19
ARTICLE 9 — CONCERNING THE TRUSTEE		19
9.1	POWERS OF THE TRUSTEE	19
9.2	SPECIFIC POWERS AND AUTHORITIES	19
9.3	BANKING	21
9.4	STANDARD OF CARE	21
9.5	FEES AND EXPENSES	22
9.6	LIMITATIONS ON LIABILITY OF TRUSTEE	22
9.7	INDEMNIFICATION OF TRUSTEE	23
9.8	APPARENT AUTHORITY	23
9.9	NOTICE TO UNITHOLDERS OF NON-ELIGIBILITY FOR DEFERRED INCOME PLANS	24
9.10	DECLARATION AS TO BENEFICIAL OWNERSHIP	24
9.11	CONDITIONS PRECEDENT TO TRUSTEE'S OBLIGATIONS TO ACT	24
ARTICLE 10 — MANAGEMENT OF THE TRUST		24
10.1	THE CORPORATION	24
10.2	LIABILITY OF TRUSTEE	26
10.3	PERFORMANCE OF OBLIGATIONS	26
ARTICLE 11 — AMENDMENT		26
11.1	AMENDMENT	26
11.2	NOTIFICATION OF AMENDMENT	27
ARTICLE 12 — MEETINGS OF UNITHOLDERS		27
12.1	MEETINGS OF UNITHOLDERS	27
12.2	NOTICE OF MEETINGS	27
12.3	QUORUM	28
12.4	VOTING RIGHTS OF UNITHOLDERS	28
12.5	RESOLUTIONS	28
12.6	MEANING OF "SPECIAL RESOLUTION"	29
12.7	RECORD DATE FOR VOTING	29
12.8	BINDING EFFECT OF RESOLUTIONS	30
ARTICLE 13 — CERTIFICATES, REGISTRATION AND TRANSFER OF UNITS		30
13.1	CERTIFICATES	30
13.2	REGISTER OF UNITHOLDERS	30
13.3	TRANSFER OF UNITS	31
13.4	UNITS HELD JOINTLY OR IN A FIDUCIARY CAPACITY	31
13.5	PERFORMANCE OF TRUST	32
13.6	LOST CERTIFICATES	32
13.7	DEATH OF A UNITHOLDER	32
13.8	UNCLAIMED INTEREST OR DISTRIBUTION	32
13.9	EXCHANGES OF CERTIFICATES	33

ii

ARTICLE 14 — TERMINATION		33
14.1	TERMINATION DATE	33
14.2	TERMINATION BY RESOLUTION OF UNITHOLDERS	33
14.3	TERMINATION BY TRUSTEE WITHOUT APPROVAL OF UNITHOLDERS	33
14.4	RESTRICTIONS ON TERMINATION	33
14.5	PROCEDURE UPON TERMINATION	33
14.6	POWERS OF THE TRUSTEE UPON TERMINATION	33
14.7	SALE OF INVESTMENTS	34
14.8	DISTRIBUTION OF PROCEEDS	34
14.9	FURTHER NOTICE TO UNITHOLDERS	34
14.10	RESPONSIBILITY OF TRUSTEE AFTER SALE AND CONVERSION	34
ARTICLE 15 — SUPPLEMENTAL INDENTURES		34
15.1	PROVISION FOR SUPPLEMENTAL INDENTURE	34
ARTICLE 16 — NOTICES TO UNITHOLDERS		35
16.1	NOTICES	35
16.2	FAILURE TO GIVE NOTICE	35
16.3	JOINT HOLDERS	36
16.4	SERVICE OF NOTICE	36
ARTICLE 17 — AUDITORS		36
17.1	QUALIFICATION OF AUDITORS	36
17.2	APPOINTMENT OF AUDITORS	36
17.3	CHANGE OF AUDITORS	36
17.4	REPORTS OF AUDITORS	36
ARTICLE 18 — RESERVE ACCOUNT, ACCOUNTS, RECORDS AND FINANCIAL STATEMENTS		37
18.1	RESERVE ACCOUNT	37
18.2	RECORDS	37
18.3	QUARTERLY REPORTING TO UNITHOLDERS	37
18.4	ANNUAL REPORTING TO UNITHOLDERS	37
18.5	INFORMATION AVAILABLE TO UNITHOLDERS	38
18.6	INCOME TAX: OBLIGATIONS OF THE TRUSTEE	38
18.7	INCOME TAX: DESIGNATIONS	39
18.8	INCOME TAX: DEDUCTIONS	39
18.9	FISCAL YEAR	39
ARTICLE 19 — MISCELLANEOUS		39
19.1	CONTINUED LISTING	39
19.2	SUCCESSORS AND ASSIGNS	39
19.3	COUNTERPARTS	39
19.4	SEVERABILITY	40
19.5	DAY NOT A BUSINESS DAY	40
19.6	TIME OF THE ESSENCE	40
19.7	GOVERNING LAW	40
19.8	NOTICES TO TRUSTEE AND CORPORATION	40
19.9	AMENDMENT AND RESTATEMENT	41
19.10	CONTINUING PROTECTION	41

iii

AMENDED AND RESTATED
TRUST INDENTURE

        THIS Amended and Restated Trust Indenture is made as of the 16th day of November, 2004.

B E T W E E N:

    PETROFUND CORP., a body corporate incorporated under the laws of the Province of Alberta with offices in the City of Calgary, in the Province of Alberta

OF THE FIRST PART

    and

    COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, with offices in the City of Calgary, in the Province of Alberta

OF THE SECOND PART

        WHEREAS the Corporation, as settlor, has paid to the Trustee an amount of ten ($10.00) dollars in lawful money of Canada for the purpose of settling the Trust constituted pursuant to an indenture dated August 11, 1988 (the "Initial Indenture"), as supplemented, amended and amended and restated prior to the date hereof;

        AND WHEREAS the last amendment and restatement of the Initial Indenture is dated as of April 14, 2004 (the "Restated Indenture");

        AND WHEREAS the parties hereto desire to amend and restate the Restated Indenture to set out the agreements, terms and conditions which shall govern their mutual and respective rights, powers and obligations with respect to the administration of the Trust;

        AND WHEREAS the consent of Unitholders by Special Resolution required by Section 11.1 of the Restated Indenture to such amendment and restatement has been obtained;

        AND WHEREAS the immediately preceding recital is a representation made by the Corporation to the Trustee;

        IN CONSIDERATION of the premises and the mutual agreements contained herein, the Corporation and the Trustee agree as follows:

ARTICLE 1 — INTERPRETATION

1.1   Definitions

        In this Indenture (including all Schedules) and in the Certificates, unless the context otherwise requires, the following terms have the following meanings:

        Additional Resource Assets means securities of Resource Issuers, royalties or other interests of Resource Issuers and properties and related assets of Resource Issuers, where "Resource Issuer" means any company, partnership, limited partnership, trust or other entity whose principal business activity is or relates to petroleum and natural gas or other energy related assets including, without limitation, Petroleum Substances, facilities of any kind, oil sands interests, electricity or power generating assets and pipeline, gathering, processing and transportation assets;

        Affiliate means an "affiliated entity" as such term is used in Ontario Securities Commission Rule 45-501;

        ARTC means the royalty tax credit as defined in the Alberta Corporate Tax Act;

        Asset Value means the present worth of all of the estimated pre-tax net cash flow from the proved reserves plus probable reserves, as such terms are defined for the purposes of National Instrument 51-101 (or any replacement thereof), shown in the most recent engineering report relating thereto, discounted at an annual rate equal to the then current annual yield of long-term (10 year) Government of Canada bonds plus 400 basis points, subject to a maximum rate of 10% and using forecast price and cost assumptions;

        Auditors means such firm of chartered accountants as may be appointed as auditors of the Trust from time to time by or in accordance with Article 16;

        Board of Directors means the board of directors of the Corporation;

        Business Day means any day other than a Saturday or Sunday or any day on which banks are required to be closed in Toronto, Ontario;

        Certificate means a certificate evidencing one or more Units;

        Corporation means Petrofund Corp., its successors and assigns;

        Counsel means a law firm (which may be counsel to the Corporation) reasonably acceptable to the Trustee;

        Distribution Date means, in respect of a Record Date, the last Business Day of each month following such Record Date;

        Distributable Income means, in respect of a Record Date, the amount calculated as of the corresponding Distribution Date equal to the sum of:

  (a)
  all amounts received by the Trust in respect of Royalties on or before such Distribution Date and after the immediately preceding Distribution Date;

  (b)
  all ARTC received by the Trust on or before such Distribution Date and after the immediately preceding Distribution Date; and

  (c)
  all other income or gain received by the Trust on or before such Distribution Date and after the immediately preceding Distribution Date from investments of the Trust Fund;

        less the sum of:

  (d)
  all Trust Expenses incurred on or before such Distribution Date and after the immediately preceding Distribution Date;

  (e)
  all cash amounts which are paid or payable by the Trust in connection with any debt obligations or any retractions or repurchases of Units in respect of such period;

  (f)
  all amounts withdrawn for the reserve account under Section 18.1;

  (g)
  any other amounts (including taxes) required by law or hereunder to be deducted, withheld or paid by or in respect of the Trust on or before such Distribution Date and after the immediately preceding Distribution Date; and

  (h)
  all Crown royalties and other Crown charges which are not deductible for income tax purposes and that have been reimbursed by the Trust to the Corporation by way of set-off or otherwise on or before such Distribution Date and after the immediately preceding Distribution Date;

  except to the extent that any portion of such amount has become payable under Section 7.1 before that Distribution Date;

        Exchangeable Shares means shares in the capital of the Corporation or an Affiliate of the Corporation or interest in a partnership in which the Corporation or any Affiliate of the Corporation is the managing partner or interest in a limited partnership in which the Corporation or an Affiliate of the Corporation is the general partner which are, by their terms, exchangeable into one or more classes of Units;

        Income Tax Act (Canada) means the Income Tax Act (Canada) and the Income Tax Regulations and the Income Tax Application Rules applicable with respect thereto, all as amended, replaced or substituted from time to time;

        Indenture or Trust Indenture means this amended and restated trust indenture dated as of November 16, 2004, including all schedules hereto;

        Offering means any issuance or offering of Units or any rights, warrants, options or other securities to acquire, to convert into or to exchange into Units or any other securities of the Trust on a public or private basis in any province of Canada or elsewhere;

        Offering Documents means, in connection with an Offering, any one or more of a prospectus, registration statement, information memorandum, offering memorandum, issuer bid circular or any similar public or private offering document or any understanding, commitment or agreement to issue, offer or repurchase securities of the Trust or any Affiliate thereof;

        Ordinary Resolution means a resolution approved in writing by Unitholders holding not less than 50% of the outstanding Units or a resolution passed at a meeting of Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Indenture and passed by the affirmative votes either in person or by proxy of the holders of not less than 50% of the Units represented at the meeting;

        Person means an individual, company, corporation, partnership, trust, firm, sole proprietorship, association, trustee, executor, administrator, legal representative, government agency, regulatory authority or other entity, however designated or constituted;

        Petroleum Substances means petroleum, natural gas, sulphur and all related hydrocarbons and other substances including, without limitation, all liquid hydrocarbons, and all other substances, whether gaseous, liquid or solid, and whether hydrocarbon or not (except coal), produced in association therewith;

        Pro Rata Share of any particular amount in respect of a Unitholder at any time shall be the product obtained by multiplying the particular amount by the number obtained when the number of Units that are registered in the name of that Unitholder at that time is divided by the total number of Units outstanding at that time;

        Properties means interests including royalty interests, Petroleum and Natural Gas Rights and related Tangibles and Miscellaneous Assets, where "Petroleum and Natural Gas Rights" means any right, estate or interest of any nature whatsoever by virtue of which a party is entitled to explore for, drill for, recover, remove or dispose of Petroleum Substances, "Tangibles" means all tangible depreciable property and assets, wherever situate, used or useful in connection with production, gathering, treatment, storage, compression, processing, transportation, injection, removal or other operations relating to Petroleum and Natural Gas Rights including, without limitation, all wells, batteries, plants, pipelines, compressors and other facilities, machinery and equipment so used or useful, and all tangible depreciable property and assets which are part thereof, appurtenant thereto or used in connection therewith and "Miscellaneous Assets" means all property, assets and rights, other than Petroleum and Natural Gas Rights or Tangibles or interests therein, relating to any particular Petroleum and Natural Gas Rights, including, without limitation,

  (a)
  all contracts, agreements, documents (including, without limitation, production sales contracts, pooling agreements, unit agreements, unit operating agreements and agreements for the construction, ownership or operation of facilities) relating to such Petroleum and Natural Gas Rights, to Tangibles relating thereto, or to any rights in relation thereto;

  (b)
  all subsisting rights to enter upon, use and occupy the surface of any of the lands to which such Petroleum and Natural Gas Rights relate, or of any lands with which the same have been pooled or unitized;

  (c)
  all well, pipeline and other permits, licences and authorizations relating to such Petroleum and Natural Gas Rights, to Tangibles relating thereto, or to any rights in relation thereto; and

  (d)
  all books, records, documents, seismic, geological and engineering reports and data which relate to such Petroleum and Natural Gas Rights or to Tangibles relating thereto;

        Quarter means a period of three consecutive calendar months ending March 31, June 30 or September 30;

        Record Date means in respect of monthly distributions pursuant to Section 7.1 the 10th Business Day preceding the last Business Day of each month in each year;

        Royalty Agreements means agreements providing for the creation of royalties on properties acquired or to be acquired by the Corporation or other Affiliates of the Trust;

        Schedules means the schedules to this Indenture;

        Settled Amount means the amount of $10.00 settled by the Corporation on the Trustee for the purpose of settling the Trust;

        Special Resolution has the meaning set forth in Section 12.6;

        Special Voting Unit means a voting right created and issued by the Trust in conjunction with the issuance of Exchangeable Shares by the Corporation or an Affiliate of the Corporation for the purpose of allowing holders of such Exchangeable Shares to vote at meetings of Unitholders and having the rights and subject to the limitations, restrictions and conditions set out in Section 3.9;

        Transfer Agent means the Trustee in its capacity as transfer agent and registrar for the Units or such other company as may from time to time be appointed by the Trustee to act as transfer agent and registrar for the Units together in either such case with any sub-transfer agent duly appointed by the transfer agent;

        Trust means the trust established pursuant to and on the terms set out in the Initial Indenture, as amended by the Restated Indenture and this Indenture;

        Trust Expenses means all costs and expenses incurred by the Trustee or any third party, in each case for the account of the Trust, in connection with this Indenture, the establishment and ongoing management of the Trust and the ongoing administration of the Units, but excluding any expenses deducted in determining Royalty Income (as defined in the Royalty Agreements);

        Trust Fund at any time, shall mean such of the following assets as are at such time held by the Trustee for the purposes of the Trust under this Indenture:

  (a)
  the Settled Amount;

  (b)
  all funds realized from the sale of Units or any other securities of the Trust;

  (c)
  any investments in which funds may from time to time be invested in accordance with Section 6.3;

  (d)
  the securities, notes or other evidence of indebtedness of or issued by the Corporation and held by the Trust;

  (e)
  the Royalties;

  (f)
  the proceeds of disposition of any of the foregoing assets;

  (g)
  all income, interest, profit, gains and accretions and additional assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such assets;

  (h)
  the Trust's rights in the Royalty Agreements and any other agreements forming part of the Trust's assets; and

  (i)
  without limiting the foregoing, all other assets which are now or which at any time during the continuance of the trusts hereof may be assigned, transferred or appointed to the Trustee to be held upon the trusts hereof and which the Trustee may be willing to accept and hold upon the trusts hereof and all assets which may at any time be substituted therefor, and all capital accretions to and all income from such assets;

        Trustee means Montreal Trust Company of Canada until September 7, 2001 and Computershare Trust Company of Canada thereafter in its capacity as trustee of the Trust or its successor or successors for the time being as trustee;

        Unit means a unit of the Trust created and issued and for the time being outstanding and entitled to the benefits hereof, provided that the term "Unit" shall not include the Special Voting Units except that where the term "Unit" is used in the definitions of "Ordinary Resolution" and "Special Resolution" and in Sections 11.1, 12.1, 12.3, 12.6 (which contains the definition of "Special Resolution") and 12.7, "Unit" shall include those units of the Trust which are at such time issuable upon the exchange of all Exchangeable Shares then outstanding for the purposes of determining the number of Units outstanding at a particular time, the number of votes to which a particular Unitholder is entitled, and whether or not specified voting thresholds are attained; and

        Unitholder or holder of Units means a person who holds from time to time one or more Units and, for the purposes of Articles 11, 12 and 16 hereof and the definitions of "Ordinary Resolution" and "Special Resolution" contained herein only, Unitholders shall also include the holders from time to time of the Special Voting Units.

1.2   Headings

        The division of this Indenture into Articles and Sections, the provision of a table of contents, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.3   Construction of Terms

        In this Indenture, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to dollar amounts refer to such amounts in Canadian currency; references to "this Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Indenture, and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof; and the expressions "Article" and "Section" followed by a number, letter, or combination of numbers and letters refer to the specified Article or Section of this Indenture.

1.4   Proposed Amendments to the Income Tax Act (Canada)

        For the purposes of applying the provisions of this Indenture, where there are proposals for amendments to the Income Tax Act (Canada) which have not been enacted into law or proclaimed into force by their proposed effective date, the Trustee may take such proposals into consideration and apply the provisions hereof as if such proposed amendments had already been enacted into law and proclaimed into force.

1.5   Schedules

        The following schedules form part of this Indenture:

        Schedule "A" — Specimen Unit Certificate

ARTICLE 2 — THE TRUST

2.1   Settlement of Trust

        The Corporation and Trustee acknowledge that the Corporation, as settlor, has previously settled the Settled Amount under the Initial Indenture for the purpose of establishing and settling the Trust.

2.2   Declaration of Trust

        The Trustee hereby agrees and declares that it holds the Settled Amount and holds the Trust Fund in trust for the use and benefit of the Unitholders, their assigns and personal representatives upon the trusts and subject to the terms and conditions set forth in this Indenture.

2.3   Name

        The Trust shall be known and designated as "Petrofund Energy Trust" and, whenever lawful and convenient, the affairs of the Trust shall be conducted and transacted under that name. If the Trustee determines that the use of such name is not practicable, legal or convenient, it may use such other designation or it may adopt such other name for the Trust as it deems appropriate and the Trust may hold property and conduct its activities under such other designation or name.

2.4   Nature of the Trust

        The Trust is an open-end unincorporated investment trust established for the purpose of making investments as contemplated by Article 6. The only undertaking of the Trust is and will be investing the Trust Fund and all activities reasonably necessary or incidental thereto, including the borrowing of funds in the manner permitted hereby. The Trust is not a general partnership, limited partnership, syndicate, association, joint venture company, corporation or joint stock company, nor shall the Trustee or the Unitholders or any of them be liable or responsible hereunder as, partners or joint venturers. The Trustee shall not be, or be deemed to be, an agent of the Unitholders. The relationship of the Unitholders to the Trustee shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Indenture.

2.5   Rights of Unitholders

        No Unitholder or Unitholders shall be entitled to interfere with or give any direction to the Trustee or the Corporation with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustee or the Corporation under this Indenture. The legal ownership of the assets of the Trust and the right to conduct the affairs of the Trust (subject to the limitations contained herein) are vested exclusively in the Trustee, and the Unitholders shall have no interest therein other than the rights specifically set forth in this Indenture and shall have no right to compel or call for any partition, division, dividend or distribution of the Trust Fund or any of the assets of the Trust except as specifically provided herein. The Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Indenture. No Unitholder has or is deemed to have any right of ownership in any of the assets of the Trust.

2.6   No Liability of Unitholders

        No Unitholder shall incur or be subject to any liability whatsoever (whether direct or indirect, absolute or contingent) in tort, in contract or otherwise, to any Person in connection with the Trust or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other Person pursuant to this Indenture or with respect to any act or omission of the Trustee or any other Person in the performance or exercise, or purported performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustee or such other Person hereunder or with respect to any transaction entered into by the Trustee or by any other Person pursuant to this Indenture.

2.7   Contracts of the Trust

        Every contract entered into by or on behalf of the Trust, whether by the Trustee, the Corporation or otherwise, shall (except as the Trustee or the Corporation may otherwise expressly agree in writing with respect to their own personal liability) include a provision substantially to the following effect:

  "The obligations or liabilities, if any, of the Trustee or the Trust hereunder shall not be binding upon, nor shall resort be had to the property of, any of the unitholders or annuitants of the Trust and such obligations and liabilities shall not be binding upon such unitholders or annuitants. The obligations or liabilities, if any, of the Trustee or the Trust hereunder shall be satisfied only out of the property of the Trust and no resort may be had to the property of any trustee, manager, officer or employee of the Trust or any director, officer or employee of any manager or trustee of the Trust. The obligations and liabilities hereunder, if any, of any trustee, manager, officer or employee of the Trust or any director, officer or employee of any manager or trustee of the Trust shall bind such obligor only to the extent that such obligor is entitled to be indemnified by the Trust. The provisions of this paragraph shall enure to the benefit of the heirs, successors, assigns and personal representatives of the trustee, manager, officer or employee of the Trust, of any director, officer or employee of any manager or trustee of the Trust, of the unitholders and annuitants of the Trust and, to the extent necessary to provide effective enforcement of such provisions, the Trustee is hereby acknowledged to be acting, and shall be entitled to act as, trustee for the unitholders and annuitants of the Trust."

        If the Trust acquires any property subject to existing contractual obligations, the Trustee shall use its reasonable efforts to have any such obligations modified so as to achieve the aforesaid disavowal of contractual liability. Further, the Trustee shall cause the operations of the Trust to be conducted, with the advice of counsel, in such a way and in such jurisdictions as to avoid, as far as possible, any material risk of liability on the Unitholders for claims against the Trust. Any potential liability of the Trustee with respect to their foregoing obligations or their failure to perform the same shall be governed by the provisions of Sections 9.6 and 9.7 and the foregoing shall not derogate from such provisions.

2.8   Indemnification of Unitholders

        Each Unitholder shall be indemnified and held harmless by the Trust, and shall be reimbursed out of the Trust Fund (and not out of the property or assets of the Trustee), in respect of any costs, damages, liabilities, expenses, charges and losses sustained or incurred by a Unitholder that result from or arise out of such Unitholder not having the limited liability set out in Section 2.6 and from and against each and every claim that results from, arises out of or in any way relates to the operations and activities of the Trust. The Trust shall, subject to its prior indemnification pursuant to Section 9.11, defend each Unitholder in respect of any action, suit or proceeding (threatened, pending or commenced) to which such Unitholder is a party or is threatened to be made a party and in respect of which the Unitholder is entitled to the indemnification provided for in this Section 2.8.

2.9   Head Office of Trust

        The head office of the Trust shall be located at Suite 600, 444 - 7th Avenue S.W., Calgary, Alberta, T2P 0X8, or at such other place as the Trustee may from time to time designate.

ARTICLE 3 — UNITS

3.1   Designation and Number of Units

        The beneficial interests in the Trust shall be divided into interests of one class described and designated as Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein.

        The aggregate number of Units which may be authorized and issued hereunder is unlimited.

        The Trust is also empowered and hereby authorized to issue an unlimited number of Special Voting Units, having the rights and subject to the limitations, restrictions and conditions set forth in Section 3.9.

3.2   Issuance of Units

        Units may be issued at such time or times, to the Persons, for the consideration and on such terms and conditions as the Board of Directors may determine from time to time. The Board of Directors may also from time to time authorize the creation and issuance from time to time of rights, warrants or options to subscribe for Units or other securities convertible or exchangeable into Units, which rights, warrants, options, or other securities may be created and issued from time to time on such terms and conditions, exercisable at such subscription price or prices and at such time or times as the Board of Directors may determine.

3.3   Ranking of Units

        Each Unit represents an equal fractional undivided beneficial interest in the Trust. All Units outstanding from time to time shall be entitled to one vote for each Unit held as more particularly described in Article 12, and shall be entitled to an equal share in any distributions out of the Trust. In the event of termination of the Trust, all Units shall rank among themselves equally and rateably without discrimination, preference or priority whatever may be the actual date or terms of issue thereof and shall also be entitled to an equal share in the net assets of the Trust upon the termination of the Trust.

3.4   Units Non-Assessable

        Units shall be issued only when fully paid and the Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Units; provided however that notwithstanding the foregoing, Units issued under any Offering may be issued for a consideration payable in instalments and that the Trust may take security over such Units to be issued under any such Offering as security for unpaid instalments and may assign all or any part of its interests in that security.

3.5   No Conversion, Retraction, Redemption or Pre-Emptive Rights

        There are no conversion, retraction, redemption or pre-emptive rights attaching to the Units, other than as set forth in this Indenture.

3.6   No Fractional Units

        Fractions of Units shall only be issued in connection with a voluntary plan available to all Unitholders pursuant to which Unitholders may elect to acquire and may acquire additional Units. Otherwise fractions of Units shall not be issued.

3.7   Issuance of Other Securities

        Subject to Section 6.4, the Board of Directors may authorize the creation and issuance of debentures, notes and other evidences of indebtedness of the Trust which debentures, notes or other evidences of indebtedness may be created and issued from time to time on such terms and conditions, to such persons and for such consideration as the board of directors of the Corporation may determine.

3.8   Mutual Fund Trust

        Except to the extent permitted under the Income Tax Act (Canada), the Trust shall endeavour to satisfy the requirements of Section 132(6) of the Income Tax Act (Canada) at all times.

3.9   Special Voting Units

        Subject to the proviso that Special Voting Units may only be issued by the Trust in conjunction with the issuance by the Corporation or an Affiliate of the Corporation of Exchangeable Shares, Special Voting Units may be issued at the times, to the Persons, for the consideration and on such terms and conditions as the board of directors of the Corporation may determine from time to time.

        Each holder of a Special Voting Unit of record shall be entitled to vote at all meetings of Unitholders. The maximum number of votes attached to each Special Voting Unit shall be that number of Units into which the Exchangeable Shares issued in conjunction with the Special Voting Unit and at that time outstanding are then exchangeable. At any meeting of Unitholders, a holder of a Special Voting Unit entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustee, or with such agent of the Trustee as the Trustee may direct, for verification twenty-four (24) hours prior to the commencement of such meeting. Prior to depositing a Special Voting Unit proxy, the holder of a Special Voting Unit shall be obligated to determine, in a manner approved by the Corporation, the manner in which the holder would vote on each matter put before the Unitholders.

        Special Voting Units shall have the rights granted above in respect of voting at all meetings of Unitholders and shall have no other rights in the Trust or the Trust Fund and for greater certainty Special Voting Units do not represent a beneficial interest in the Trust. The Special Voting Units may only be transferred with the consent of the Corporation, in its sole discretion. In the event the Exchangeable Shares issued in conjunction with a Special Voting Unit cease to be outstanding, such Special Voting Unit shall be deemed to be cancelled.

        A register shall be kept at the offices of the Corporation in the City of Calgary or by a transfer agent designated to act on behalf and under the direction of the Corporation, which register shall contain the names and addresses of the Special Voting Unit holders, the respective number of Special Voting Units held by them and a record of all transfers thereof.

        The Trustee shall have the right to treat the persons registered as Special Voting Unit holders on the register maintained by the Corporation or transfer agent designated by the Corporation as the owners of such Special Voting Units for the purpose of giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders and shall be entitled to rely upon a certificate of the Corporation as to the number of votes attached to each Special Voting Unit from time to time.

        The form of certificate evidencing a Special Voting Unit shall be in such form as is authorized from time to time by the Trustee, shall bear an identifying serial number and shall be certified manually on behalf of the Trustee.

ARTICLE 4 — REPURCHASE OF UNITS

4.1   Purchase for Cancellation

        Subject to applicable law and rules and policies of applicable securities regulatory and stock exchange authorities, the Trustee shall be entitled at any time and from time to time to purchase for cancellation the whole or any part of the Units then outstanding in such manner and at such prices as the Trustee may determine appropriate. If, upon any offer to purchase or invitation for tenders under the provisions of this section, more Units are tendered than the Trustee is willing to purchase, the Units to be purchased by the Trust shall be purchased as nearly as may be pro rata to the number of Units tendered by each Unitholder who accepts the offer or submits a tender to the Trustee.

4.2   Liability to Unitholders

        Upon payment by the Trustee to a Unitholder of the purchase price of the Units purchased pursuant to Section 4.1, the Trustee shall be discharged from all liability to the Unitholder in respect of the Units so purchased except any liability to distribute a pro rata share of the distributions previously allocated in respect of such Units in accordance with Section 7.1 hereof.

4.3   Normal Course Issuer Bids

        The Trustee may take all actions, including making any filings necessary, to permit the Trust to make purchases of Units pursuant to Section 4.1, including normal course purchases of the Units from time to time to the extent permitted by applicable securities laws and rules and policies of applicable securities regulatory and stock exchange authorities relating to issuer bids.

ARTICLE 5 — RETRACTION OF UNITS

5.1   Right of Retraction

        Each Unitholder shall be entitled to require the Trustee to retract, at any time or from time to time, at the demand of the Unitholder all or any part of the Units registered in the name of the Unitholder at the price determined and payable in accordance with this Article 5.

5.2   Exercise of Retraction Right

        To exercise a Unitholder's right to require retraction under this Article 5, a duly completed and properly executed notice requiring the Trustee to retract Units, in a form approved by the Trustee, shall be sent to the Trustee at the head office of the Trust, together with the Certificate or Certificates representing the Units to be retracted. No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Trustee and is accompanied by such further evidence as the Trustee may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

        Upon receipt by the Trustee of the notice to retract Units, the Unitholder shall thereafter cease to have any rights with respect to the Units tendered for retraction (other than to receive the retraction payment therefor) including the right to receive any distributions thereon which are declared payable to the Unitholders of record on a date which is subsequent to the date of receipt by the Trust of such notice. Notice to retract Units shall be considered to have been received on the date (the "Retraction Date") that the Trust has, to the satisfaction of the Trustee, received the notice, Certificates and other required documents or evidence as aforesaid.

5.3   Calculation of Retraction Price Based on Market Price

        Subject to Section 5.5, upon receipt by the Trustee of the notice to retract Units in accordance with Section 5.2, the holder of the Units tendered for retraction shall be entitled to receive a price per Unit (hereinafter called the "Retraction Price") equal to the lesser of:

  (a)
  95% of the market price of the Units on the principal market on which the Units are listed for trading during the ten trading day period commencing immediately after the Retraction Date; and

  (b)
  the closing market price on the principal market on which the Units are listed for trading, on the Retraction Date.

        For purposes of subsection 5.3(a), the "market price" shall be the amount equal to the simple average of the closing price of the Units for each of the trading days on which there was a closing price; provided that if the applicable exchange or market does not provide a closing price but only provides the highest and lowest prices of the Units traded on a particular day, the "market price" shall be an amount equal to the simple average of the highest and lowest prices for each of the trading days on which there was a trade; and provided further that if there was trading on the applicable exchange or market for fewer than five of the ten trading days, the "market price" shall be the simple average of the following prices established for each of the ten trading days: the average of the bid and ask prices of the Units for each day on which there was no trading; the closing price of the Units for each day that there was trading if the exchange or market provides a closing price; and the average of the highest and lowest prices of the Units for each day that there was trading if the market provides only the highest and lowest closing prices of the Units traded on a particular day.

        For purposes of subsection 5.3(b), the "closing market price" shall be the amount equal to the closing price of the Units if there was a trade on the date and the exchange or market provides a closing price; an amount equal to the average of the highest and lowest prices of Units if there was trading and the exchange or other market provides only the highest and lowest prices of Units traded on a particular day; and the average of the last bid and last ask prices of the Units if there was no trading on the date.

5.4   Cash Retraction

        Subject to Section 5.5, the Retraction Price payable in respect of the Units tendered for retraction during any month shall be paid by cheque, drawn on a Canadian chartered bank or trust company in lawful money of Canada, payable at par to or to the order of the Unitholder who exercised the right of retraction on the last day of the calendar month following the month in which the Units were tendered for retraction. Payments out of the Trust of the Retraction Price are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the former Unitholder unless such cheque is dishonoured upon presentation. Upon such payment, the Trustee shall be discharged from all liability to the former Unitholder in respect of the Units so retracted.

5.5   No Cash Retraction in Certain Circumstances

        Section 5.4 shall not be applicable to Units tendered for retraction by a Unitholder, if the total amount payable in respect of such Units and all other Units tendered for retraction in the same calendar month exceeds $100,000, provided that the Trustee may, in its sole discretion, waive such limitation in respect of any calendar month.

5.6   In Specie Retraction

        If, pursuant to Section 5.5, Section 5.4 is not applicable to Units tendered for retraction by a Unitholder, the Retraction Price per Unit specified in Section 5.3, shall, subject to all necessary regulatory approvals, be paid and satisfied by way of a distribution in specie to such Unitholder of debt securities of the Corporation having a term determined by the Board of Directors ending not more than five (5) years after the date of issue and a rate of interest which is not less than the then highest rate of interest charged by the Trust to the Corporation (the "PC Notes") in a principal amount equal to such Retraction Price. If the Trust does not hold PC Notes having a sufficient principal amount outstanding to effect such payment, the Trust will be entitled to create and, subject to any applicable regulatory approvals, issue in satisfaction of the Retraction Price its own debt securities (the "Trust Retraction Notes") having a term determined by the Board of Directors ending not more than five (5) years after the date of issue and a rate of interest which is not less than the highest rate of interest charged by the Trust to the Corporation and having such other terms and conditions as the Trustee may determine and with recourse of the holder limited to the assets of the Trust. The in specie Retraction Price payable in respect of Units tendered for retraction during any calendar month shall be paid by transfer, to or to the order of the Unitholder who exercised the right of retraction on the last day (the "Transfer Date") of the calendar month following the calendar month in which the Units were tendered for retraction, of PC Notes (or, as applicable, the issuance and delivery of Trust Retraction Notes) determined as aforesaid. The Trust shall be entitled to all interest paid or accrued and unpaid on the PC Notes being transferred to and including the Transfer Date. Payments by the Trust of the applicable Retraction Price are conclusively deemed to have been made upon the mailing of the applicable PC Notes or Trust Retraction Notes, as the case may be, by mail in a postage pre-paid envelope addressed to the former Unitholder. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Units so retracted.

5.7   Calculation of Retraction Price in Certain Other Circumstances

        Section 5.3 shall not be applicable to Units tendered for retraction by a Unitholder, if:

  (a)
  at the time the Units are tendered for retraction, the Units are not listed for trading on a Canadian stock exchange and are not traded or quoted on any other stock exchange or market which the Board of Directors, on behalf of the Corporation, considers, in its sole discretion, provides representative fair market value prices for the Units; or

  (b)
  the normal trading of the Units is suspended or halted on any stock exchange or market on which the Units are listed for trading or, if not so listed, on any market on which the Units are quoted for trading, on the Redemption Date or for more than five trading days during the ten day trading period commencing immediately after the Retraction Date;

and in either such case, such Unitholder shall, instead of the Retraction Price, be entitled to receive a price per Unit (herein referred to as the "Appraised Retraction Price") equal to 95% of the fair market value thereof as determined by the Board of Directors as at the Retraction Date. The Appraised Retraction Price payable in respect of Units tendered for retraction in any calendar month shall be paid on the last day of the third calendar month following the month in which the Retraction Date occurred by, at the option of the Trust:

    (i)
    a cash payment, in which case the provisions of Section 5.4 shall apply mutatis mutandis; or

    (ii)
    in the manner provided for in Section 5.5, in which case the provisions of Section 5.5 shall apply mutatis mutandis.

5.8   Restrictions on Termination, Sale of Assets etc.

        Subject to termination of the Trust on December 31, 2066 in accordance with Section 14.1, the Trust and the Corporation will not be entitled to liquidate, wind-up, dissolve or sell, lease or exchange all or substantially all of their respective assets or take any action in furtherance thereof at any time while any Retraction Price remains unpaid by the Trust or at any time while any PC Notes or Trust Retraction Notes remain outstanding.

5.9   Cancellation of Certificates for all Retracted Units

        All Certificates representing Units which are retracted under this Article 5 shall be cancelled and such Units shall no longer be outstanding and shall not be reissued.

ARTICLE 6 — INVESTMENT OF THE TRUST FUND

6.1   Investments

        Any funds within the Trust Fund shall be used for the purpose of acquiring and holding Royalties and related assets, acquiring, holding and investing, directly or indirectly, in Additional Resource Assets, such assets as are authorized by the Board of Directors and by an Ordinary Resolution and acquired in accordance with such authorization, such other purposes as are contemplated elsewhere in this Indenture and paying the expenses and liabilities of the Trust, provided that no asset will be acquired by the Trust which will cause the Trust to carry on any business for the purposes of the Income Tax Act (Canada). The Trustee shall not be compelled by any Unitholder or any court of competent jurisdiction to dispose of any Royalties, Additional Resource Assets and related assets because of yield or lack thereof, lack of diversification or any other reason whatsoever.

6.2   Additional Resource Assets

        The Trust and/or the Corporation, may acquire Properties and may invest in or acquire Additional Resource Assets, directly or indirectly, including, without limitation, through the acquisition of securities of other resource issuers, such as public or private resource royalty or income trusts or resource companies, takeover bid or merger transactions, private placements or other equity transactions or direct asset acquisitions or other property transactions. Notwithstanding anything contained herein, the Trust may not, directly or indirectly, acquire any property which would cause the Trust to carry on any business for the purposes of the Income Tax Act (Canada).

6.3   Other Investments

        To the extent that any monies or other property of the Trust are not immediately used for the purposes provided in Section 6.1 hereof, the Trustee is hereby authorized to invest such monies in Government of Canada treasury bills, an interest-bearing account in a Canadian chartered bank or trust company, or in money market instruments, or a combination thereof, provided that under no circumstances shall the Trustee permit the cost amount of all foreign property held by the Trust at any time to exceed 30% of the cost amount of all property held by the Trust at such time; provided that if at any time a Unit becomes foreign property then the Trust shall immediately take steps to dispose of and/or acquire property such that the Units cease to be foreign property; and for purposes of this paragraph, the terms "cost amount" and "foreign property" shall have the meanings prescribed by the Income Tax Act (Canada).

6.4   Borrowing Restrictions

        Neither the Trust, nor the Corporation, will borrow, or permit any of their respective subsidiaries to borrow, any funds from any third party (whether by way of direct cash advances, requesting the issuance of bankers' acceptances or letters of credit or otherwise), unless at the time of such borrowing and after giving effect to such borrowing, the aggregate amount of all third party borrowings on a consolidated basis outstanding are not greater than 40% of the Asset Value of all Properties and Additional Resource Assets (including where applicable any Properties and Additional Resource Assets being acquired) held by the Trust, the Corporation and their respective subsidiaries (without duplication) plus 40% of the net asset value of all non-reserve based assets at that time (the "40% Borrowing Restriction").

        Notwithstanding the foregoing, amounts borrowed or debt securities issued by the Trust or the Corporation in respect of which the Trust or the Corporation has the right to acquire or repay or cause the repayment by the issuance of Units in its sole discretion (the "Additional Borrowing Amounts"), will not be included in calculating the 40% Borrowing Restriction, provided that under the terms of the borrowing arrangements such Additional Borrowing Amounts will be satisfied by the issuance of Units to the extent necessary to ensure the aggregate borrowings of the Trust and the Corporation do not otherwise exceed the 40% Borrowing Restriction on the maturity of such indebtedness. The Trust shall periodically review the Additional Borrowing Amounts and determine whether or not it is desirable or appropriate to cause the repayment of such indebtedness by the issuance of Units.

ARTICLE 7 — DISTRIBUTIONS

7.1   Distributions

        The Trust shall on each Distribution Date cause the Distributable Income to be determined in respect of the immediately preceding Record Date and shall distribute all Distributable Income to Unitholders of record as at the close of business on the applicable Record Date in accordance with the Pro Rata Share of each Unitholder on that Record Date (provided that the Trust may deduct or withhold amounts required by law from any Unitholder's distributions).

7.2   Net Income for Income Tax Purposes to Become Payable

        On December 31 of each year, an amount equal to the net income of the Trust for such year determined in accordance with the Income Tax Act (Canada) other than subsection 104(6) thereof, to the extent not otherwise payable pursuant to Section 7.1 on any Record Date in the year (including December 31 of that year) or deemed to have become payable for the purposes of such Act pursuant to subsection 104(29) thereof, shall become payable to Unitholders and a Unitholder shall be entitled to enforce payment thereof as of that day. Each Unitholder's share thereof shall be equal to the Pro Rata Share of such Unitholder. Notwithstanding the foregoing, the amount of any Distributable Income of the Trust so determined for a year that is determined by the Trustee to be required to be retained by the Trust in order to pay any tax liability of the Trust in respect of that or any prior year shall not be payable by the Trust to Unitholders. A Unitholder shall have the right to enforce the payment of its share of such distributions on any Distribution Date. The Trust shall calculate all such distribution amounts, including the amounts required to be retained by the Trust in order to pay tax liability of the Trust in respect of that or any prior year.

7.3   Reinvestment of Distributions

        Subject to receipt of all regulatory approvals, the Trust will make available to Unitholders the opportunity to reinvest distributions from the Trust in additional Units by participating in one or more distribution reinvestment plans approved by the Board of Directors from time to time. Such plans may, if approved by the Board of Directors, provide for, among other things, the option or right to purchase additional Units for cash.

7.4   Net Proceeds from Dispositions

        Notwithstanding any other provision of this Indenture, the Trust shall not be required to distribute to Unitholders any net proceeds received by the Trust from the sale of Royalties or Additional Resource Assets (less amounts used to repay debt) if such proceeds are invested in accordance with Section 6.1. Any such proceeds after payment of any taxes in connection with the disposition received by the Trust that are not invested in accordance with Section 6.1 within twelve months of the date of disposition giving rise to such proceeds shall be distributed within 60 days following the expiry of such twelve month period. The Trust may, but shall not be obligated to, distribute from time to time any such proceeds received or receivable to the extent that such distribution may be required to reduce the taxable income of the Trust to nil.

ARTICLE 8 — APPOINTMENT, RESIGNATION
AND REMOVAL OF THE TRUSTEE

8.1   Resignation of Trustee

        The Trustee may resign from the office of trustee hereunder on giving not less than 60 days' notice in writing to the Corporation or such shorter notice as the Corporation shall deem sufficient but no such resignation shall be effective until the appointment of, and acceptance of such appointment by, a new Trustee in the place of the resigning Trustee under Section 8.3.

8.2   Removal of Trustee

        The Trustee shall be removed by notice in writing delivered by the Corporation to the Trustee in the event that, at any time, the Trustee shall no longer satisfy all of the requirements in Section 8.5 or shall be declared bankrupt or insolvent or shall enter into liquidation, whether compulsory or voluntary, other than a voluntary liquidation for the purposes of amalgamation or reconstruction, or if the assets of the Trustee shall otherwise become liable to seizure or confiscation by any Person or by any public or governmental authority or if the Trustee shall otherwise become incapable of performing its responsibilities under this Indenture. The Trustee may be removed at any time for any other reason if such removal of the Trustee is approved by a Special Resolution at a meeting of Unitholders duly called for that purpose. No decision to remove a Trustee under this Section 8.2 shall become effective until the appointment of, and acceptance of such appointment by, a new Trustee under Section 8.3 in the place of the Trustee to be removed.

8.3   Appointment of Successor to Trustee

  (a)
  The Corporation may appoint a successor to any Trustee who has resigned under Section 8.1 or who has been removed by the Corporation under Section 8.2. In the event of any removal of or resignation of a Trustee, the Corporation shall promptly appoint a successor.

  (b)
  A successor to a Trustee who has been removed at a meeting of Unitholders under Section 8.2 may be appointed by a resolution passed by a majority of the votes cast at a meeting of Unitholders duly called for that purpose.

8.4   Failure to Appoint Successor

        In the event that no successor to a Trustee who has delivered a notice of resignation in accordance with Section 8.1, or who has received notice of removal in accordance with Section 8.2, has accepted an appointment within 60 days after the expiration of such term or the delivery of such notice, the Trustee or the Corporation may apply to a court of competent jurisdiction for the appointment of a successor to the Trustee. The appointment of such successor by such court shall not require the approval of Unitholders.

8.5   Qualifications of Trustee

        The Trustee and any successor to the Trustee appointed under this Article 8 shall be a corporation incorporated under the laws of Canada or of a province thereof and shall be a resident of Canada for the purposes of the Income Tax Act (Canada). Such corporation must at all times when it is the Trustee be registered under the laws of the Provinces of Alberta and Ontario to carry on the business of a trust company and must have undertaken in writing to discharge all of the obligations and responsibilities of the Trustee under this Indenture. The Trustee shall be a corporation which has reported in its last audited consolidated financial statements shareholders' equity of at least $50 million.

ARTICLE 9 — CONCERNING THE TRUSTEE

9.1   Powers of the Trustee

        Subject to the terms and conditions of this Indenture, the Trustee may exercise from time to time in respect of the Trust Fund, any and all rights, powers and privileges that could be exercised by a beneficial owner thereof.

9.2   Specific Powers and Authorities

        Subject only to the express limitations contained in this Indenture and in addition to any powers and authorities conferred by this Indenture (including, without limitation, Section 9.1 hereof) or which the Trustee may have by virtue of any present or future statute or rule of law, the Trustee, without any action or consent by the Unitholders, shall have the following powers and authorities which may be exercised by it from time to time in its sole judgment and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper provided that the exercise of such powers and authorities does not adversely affect the status of the Trust as a "unit trust" and a "mutual fund trust" for the purposes of the Income Tax Act (Canada):

  (a)
  to deposit funds of the Trust in interest-bearing accounts in Canadian chartered banks or trust companies, including the Trustee or any Affiliate thereof, the same to be subject to withdrawal on such terms and in such manner and by such person or persons (including any one or more officers, agents or representatives) as the Trustee may determine;

  (b)
  to possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any part of the assets of the Trust, to the same extent that an individual might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary power;

  (c)
  where reasonably required, to engage or employ any persons as agents, representatives, employees or independent contractors (including, without limitation, investment advisers, registrars, underwriters, accountants, lawyers, appraisers, brokers or otherwise) in one or more capacities;

  (d)
  to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands or other litigation relating to the Trust, the assets of the Trust or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof;

  (e)
  to arrange for insurance contracts and policies insuring the assets of the Trust against any and all risks and insuring the Trust and/or any or all of the Trustee or the Unitholders against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustee or Unitholders;

  (f)
  to invest the funds of the Trust Fund as set forth in Article 6;

  (g)
  to cause legal title to any of the assets of the Trust to be held by and/or in the name of the Trustee, or except as prohibited by law, by and/or in the name of the Trust or any other person, on such terms, in such manner, with such powers in such person as the Trustee may determine and with or without disclosure that the Trust or Trustee is interested therein, provided however that should legal title to any of the assets of the Trust be held by and/or in the name of any person or persons other than the Trustee or the Trust, the Trustee shall require such person or persons to execute a trust agreement acknowledging that legal title to such assets is held in trust for the benefit of the Trust;

  (h)
  to renew or extend or participate in the renewal or extension of any security, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any security or to any other modification or change in the terms of any security or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default whether in performance of any covenant or condition of any security, or in the performance of any guarantee or to enforce the rights in respect of any such default in such manner and to such extent that it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure, to take a conveyance in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to relieve the obligation on the covenants secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies with respect to any such security or guarantee;

  (i)
  to make, execute, acknowledge and deliver any and all deeds, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing necessary or proper for the accomplishment of any of the powers herein granted, including without limitation, the Royalty Agreements;

  (j)
  to pay out of the Trust Fund all reasonable fees, costs and expenses incurred in the administration of the Trust, including Trust Expenses;

  (k)
  except as prohibited by law, to delegate any or all of the management and administrative powers and duties of the Trustee to the Corporation and to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustee except as provided in this Indenture;

  (l)
  to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Indenture;

  (m)
  to borrow money to the extent considered advisable by the Trustee for the purpose of making distributions to Unitholders in order to reduce the taxable income of the Trust; and

  (n)
  to the extent considered advisable by the Trustee, but subject to the limitations set forth in Section 6.4, to borrow, incur indebtedness, obtain credit facilities or enter into any subordination agreement with any lender or lenders to the Corporation pursuant to which the Trustee agrees to subordinate its right to any and all indebtedness (including without limitation payments under the Royalty Agreements) to the right of any such lender or lenders to be paid obligations owing to it by the Corporation.

9.3   Banking

        The banking business of the Trust, or any part thereof, shall be transacted with such bank, trust company (including the Trustee or any Affiliates thereof) or other firm or corporation carrying on a banking business as the Trustee may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Trust's behalf by such one or more officers of the Trustee or other persons as the Trustee may designate, appoint or authorize from time to time.

9.4   Standard of Care

        The Trustee shall exercise its powers and carry out its functions hereunder as Trustee honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. Unless otherwise required by law, the Trustee shall not be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustee, in its capacity as trustee, shall not be required to devote its entire time to the business and affairs of the Trust.

9.5   Fees and Expenses

        The Trustee shall be entitled to be paid from the Trust Fund such fees as may be agreed upon from time to time by the Corporation and the Trustee. As part of Trust Expenses, the Trustee may pay or cause to be paid reasonable fees, costs and expenses incurred in connection with the administration and management of the Trust, including (without limitation) fees of auditors, lawyers, appraisers and other agents, consultants and professional advisers employed by or on behalf of the Trust and the cost of reporting and giving notices to Unitholders. All costs, charges and expenses properly incurred by the Trustee on behalf of the Trust shall be payable out of the Trust Fund. The Trustee shall have a lien on the Trust Fund (which shall have priority over the interests of the Unitholders pursuant hereto) to enforce payment of the fees, costs, expenses and other amounts payable or reimbursable by the Trust to the Trustee.

9.6   Limitations on Liability of Trustee

        The Trustee, its officers, directors, employees and agents shall not be liable to any Unitholder for any action taken in good faith in reliance on any documents that are, prima facie, properly executed, for any depreciation of, or loss to, the Trust Fund incurred by reason of the sale of any property, for any inaccuracy in any evaluation provided by any other qualified person, for relying on any such evaluation, or for any other action or failure to act (including, without limitation, the failure to compel in any way any former trustee to redress any breach of trust or any failure by the Corporation to perform its duties under this Indenture or the Royalty Agreements), unless the Trustee or such officer, director, employee or agent shall not have acted in accordance with that standard of care described in Section 9.4. If the Trustee has retained an appropriate expert or advisor with respect to any matter connected with its duties under this Indenture or the Royalty Agreements, the Trustee may act or refuse to act based on the advice of such expert or advisor and the Trustee shall not be liable for any action or refusal to act based on the advice of any such expert or advisor.

        It is hereby acknowledged and agreed that:

  (a)
  the Trustee may now and hereafter act as trustee for other funds which may or may not be similar in nature to the Trust;

  (b)
  nothing herein shall prevent the Trustee or the Corporation or any of their respective Affiliates or any of their respective officers, directors or employees from having other business interests or rendering services of any kind, whether similar or dissimilar to those contemplated by this Indenture and by the Royalty Agreements, to any other person;

  (c)
  exploration and development activities on properties may have the incidental effect of providing additional information with respect to, or augmenting the value of, properties in which the Corporation, any of its Affiliates or any other fund of which the Trustee is trustee may have an interest and none of the foregoing parties shall be liable to account to any person (including any Unitholder) for any profits made thereby;

  (d)
  the Trustee shall be entitled and authorized to enter into further agreements with the Corporation or any of its Affiliates at any time and none of the foregoing parties shall be liable to account to any person (including any Unitholder) for any profits made thereby;

  (e)
  if a conflict should arise between the interests of the Trust on the one hand and other persons on behalf of whom the Trustee is acting as trustee on the other, the Trustee shall exercise its discretion in making any decision or performing any act in respect of which such conflict exists, on a basis consistent with the obligations of each of the interested parties and shall act fairly and in good faith with each such interested party; and

  (f)
  the Trustee, the Corporation and any of their respective Affiliates may, in their respective personal capacities or otherwise, buy, sell, lend upon and deal in the Units without being liable to account to any person (including any Unitholder) for any profits made thereby.

9.7   Indemnification of Trustee

        The Trustee and each of its officers, directors, employees and agents shall be entitled to be indemnified and reimbursed out of the Trust Fund in respect of:

  (a)
  any liability and all costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is proposed or commenced against the Trustee or against such officer, director, employee or agent, as the case may be, for or in respect of anything done or permitted to be done in respect of the Trust and the execution of all duties, responsibilities, powers and authorities pertaining thereto; and

  (b)
  all other costs, charges, taxes, penalties and interest in respect of unpaid taxes and all other expenses and liabilities sustained or incurred by the Trustee in respect of the administration or termination of the Trust;

unless the Trustee or such officer, director, employee or agent shall not have acted in accordance with that standard of care described in Section 9.4, in which case the provisions of this Section 9.7 shall not apply.

9.8   Apparent Authority

        No purchaser, transfer agent or other person dealing with the Trustee or with any officer, director, employee or agent of the Trustee shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustee or by such officer, director, employee or agent to make inquiry concerning, or be liable for, the application of money or property paid, lent or delivered to or on the order of the Trustee or of such officer, director, employee or agent. Any person dealing with the Trustee in respect of any matter pertaining to the Trust Fund and any right, title or interest therein shall be entitled to rely on a certificate, statutory declaration or resolution executed or certified on behalf of the Trustee as to the capacity, power and authority of any officer, director, employee or any other person to act for and on behalf and in the name of the Trust.

9.9   Notice to Unitholders of Non-Eligibility for Deferred Income Plans

        If the Trustee is advised by the Corporation that the Units have ceased to be eligible investments for registered retirement savings plans, registered retirement income funds and deferred profit sharing plans (all within the meaning of the Income Tax Act (Canada)) or any of such plans, the Trustee shall give notice to Unitholders, at the Trust's expense, that the Units have ceased to be eligible investments for such plans. Notwithstanding the foregoing, the Trustee shall not be liable to the Trust or to any Unitholder for any costs, expenses, charges, penalties or taxes imposed upon a Unitholder as a result of or by virtue of a Unit not being an eligible investment for any such plan, notwithstanding any failure or omission of the Trustee to have given such notice.

9.10 Declaration as to Beneficial Ownership

        The Trustee may require any Unitholder as shown on the register of Unitholders to provide a declaration, in form prescribed by the Trustee, as to the beneficial ownership of Units registered in such Unitholder's name and as to the jurisdiction in which such beneficial holders are resident.

9.11 Conditions Precedent to Trustee's Obligations to Act

        The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Unitholders shall be conditional upon the Unitholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity (to the extent sufficient funds for such purpose are not available in the Trust Fund) reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred therein and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

ARTICLE 10 — MANAGEMENT OF THE TRUST

10.1 The Corporation

        Except as expressly prohibited by applicable law or as otherwise provided herein, the Trustee hereby delegates to the Corporation the authority to manage the business and affairs of the Trust and the authority to administer and manage the operations of the Trust, without regard to whether such authority is normally granted or delegated by trustees. The Corporation shall have the powers and duties expressly provided for herein, including the power to further delegate administration of the Trust. Without limiting the generality of the foregoing, the Trustee hereby delegates to the Corporation:

  (a)
  the responsibility and authority for any or all matters relating to an Offering including, without limitation: (i) ensuring compliance with all applicable laws in connection with such Offering; (ii) all matters relating to the content and accuracy of the disclosure contained in any Offering Documents, or any management proxy circulars or continuous disclosure documents relating to an Offering or incorporated by reference into any Offering Document and, where required, the approval, certification and execution by the Corporation thereof on behalf of the Trust; and (iii) all matters concerning any underwriting or agency agreement providing for an Offering, including the execution by the Corporation of such agreement on behalf of the Trust;

  (b)
  the ability and responsibility to exercise from time to time any and all rights, powers and privileges in relation to all matters relating to any take-over bid, merger, amalgamation, arrangement, acquisition of all or substantially all of the assets of a person, including the Trust or the Corporation or any subsidiary of the Trust or the Corporation, any process to maximize Unitholder value or any similar transaction or form of business combination (an "Offer"), including (i) approving and implementing any unitholder rights protection plan either prior to or during the course of an Offer; (ii) taking any legally permitted defensive action either prior to or during the course of any Offer; (iii) the preparation, approval and execution on behalf of the Trust of any agreement, circulars or other documents in connection with any Offer; (iv) consideration of the terms of an Offer on behalf of Unitholders and recommendations to Unitholders in response to any Offer; (v) prosecuting or defending any regulatory or court action in respect of any matters related to an Offer; and (vi) the carriage of all related and ancillary matters;

  (c)
  the voting of investments in securities held by the Trust which carry voting rights;

  (d)
  the responsibility and authority for all matters pertaining to the repurchase or retraction of Units pursuant to Articles 4 and 5;

  (e)
  the responsibility and authority for approving the entering into and the amendment of the provisions of Royalty Agreements;

  (f)
  the responsibility and authority for any borrowing, securing of credit or granting of security by the Trust, the subordination by the Trust of any of its interests in the Trust Fund and such other related matters as described in Section 9.2(n);

  (g)
  the responsibility and authority to approve the financial statements of the Trust and to sign such statements, each as may be required by applicable law and to furnish to Unitholders the reports required to be provided under this Indenture or by law;

  (h)
  the responsibility and authority to call, hold and distribute material in respect of any meeting of Unitholders;

  (i)
  the responsibility and authority to arrange for the payment of all Trust Expenses; and

  (j)
  the responsibility and authority for all matters pertaining to tax and other matters including, without limitation, those pursuant to Sections 1.4, 2.7, 3.8, 6.1, 6.2, 6.3, 6.4, 7.1, 7.2, 7.3, 9.9, 18.1, 18.2, 18.3, 18.4, 18.6, 18.7 and 18.8.

        The Corporation accepts such delegation and agrees that it shall exercise its powers and carry out its functions honestly, in good faith and with a view to the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Corporation may, and, if directed by the Corporation in writing, the Trustee shall, execute any document or agreement on behalf of the Trust as the Corporation shall have authorized within the scope of any authority delegated to it hereunder. The Trustee, in relying upon the Corporation with respect to the matters described in this Section 10.1, shall be deemed to have complied with its obligations under Section 9.4 and shall be entitled to the benefit of the indemnities provided for in Section 9.7, and, for greater certainty, the provisions of Section 9.6 shall apply for the benefit of the Trustee with respect to the matters designated as the Corporation's responsibility in this Section 10.1.

10.2 Liability of Trustee

        The Trustee shall have no liability or responsibility for any matters delegated to the Corporation hereunder or under the Royalty Agreements, and the Trustee, in relying upon the Corporation and in entering into the Royalty Agreements, shall be deemed to have complied with its obligations under Section 9.4 and shall be entitled to the benefit of the indemnity provided in Section 9.7.

10.3 Performance of Obligations

        In the event that the Corporation is unable or unwilling to perform its obligations, or there is no Corporation, the Trustee shall either perform all obligations of the Corporation thereunder or shall be entitled to engage another Person that is duly qualified to perform such obligations.

ARTICLE 11 — AMENDMENT

11.1 Amendment

        Except where specifically provided, the amendment of the provisions of this Indenture may only be agreed to by the Trustee with the consent of the Unitholders by Special Resolution.

        The amendment of the provisions of this Indenture may be agreed to by the Trustee without the consent, approval or ratification of any of the Unitholders or any other person, at any time for the purpose of:

  (a)
  ensuring, based on the advice of Counsel, that the Trust will comply with any applicable laws or requirements of any governmental agency or authority having jurisdiction;

  (b)
  ensuring, based on the advice of Counsel, that the Trust will satisfy the provisions of each of subsections 108(2) and 132(6) of the Income Tax Act (Canada) as from time to time amended or replaced;

  (c)
  ensuring that such additional protection is provided for the interests of Unitholders as the Trustee, based on the advice of Counsel, may consider expedient;

  (d)
  removing any conflicts or inconsistencies between the provisions of this Indenture or any supplemental indenture and any prospectus filed with any regulatory or governmental body with respect to the Trust, or any applicable law or regulation of any jurisdiction, if, in the opinion of the Trustee, based on the advice of Counsel, such an amendment will not be detrimental to the interests of the Unitholders; or

  (e)
  making changes for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, provided that in the opinion of the Trustee, based on the advice of Counsel, the rights of the Trustee and of the Unitholders are not prejudiced thereby.

Notwithstanding the foregoing, no amendment shall reduce the percentage of votes required to be cast at a meeting of the Unitholders for the purpose of amending this Section 11.1 without the consent of the holders of all of the Units then outstanding.

11.2 Notification of Amendment

        As soon as shall be practicable after the making of any amendment pursuant to this Article 11, the Trustee shall furnish written notification of the substance of such amendment to each person who was a Unitholder at the time of the amendment.

ARTICLE 12 — MEETINGS OF UNITHOLDERS

12.1 Meetings of Unitholders

        Meetings of the Unitholders may be called, at the expense of the Trust, at any time by the Trustee and shall be called by the Trustee upon a written request of Unitholders holding in the aggregate not less than 25% of the Units then outstanding, such request specifying the purpose or purposes for which such meeting is to be called. Meetings of Unitholders shall be held at such place as the Trustee shall designate. The Chairman of any meeting shall be a person designated by the Trustee for the purpose of such meeting except that, on the motion of any Unitholder, any person may be elected as Chairman by a majority of the votes cast at the meeting instead of such designated person or in the event that no person shall be designated by the Trustee.

12.2 Notice of Meetings

        Notice of all meetings of Unitholders shall be given by unregistered mail postage prepaid addressed to each Unitholder at his registered address, mailed at least twenty-one (21) days and not more than sixty (60) days before the meeting. Notwithstanding the foregoing and any other provisions of this Indenture, notice of all meetings of Unitholders shall be deemed to be sufficiently given if given in compliance with applicable securities legislation. Such notice shall set out the time when, and the place where, such meeting is to be held and shall specify the nature of the business to be transacted at such meeting in sufficient detail to permit a Unitholder to form a reasoned judgment thereon. It shall not be necessary to set out in such notice the text of any resolution proposed to be passed. Any adjourned meeting may be held as adjourned without further notice. The accidental omission to give notice or the non-receipt of such notice by a Unitholder shall not invalidate any resolution passed at any such meeting. Notwithstanding the foregoing, a meeting of Unitholders may be held at any time without notice if all the Unitholders are present or represented thereat or those not so present or represented have waived notice. Any Unitholder (or a duly appointed proxy of a Unitholder) may waive any notice required to be given under the provisions of this paragraph, and such waiver, whether given before or after the meeting, shall cure any default in the giving of such notice.

12.3 Quorum

        At any meeting of the Unitholders, subject as hereinafter provided, a quorum shall consist of two or more individuals present in person either holding personally or representing as proxies, in aggregate, not less than 10% of the total number of the outstanding Units entitled to be voted at the meeting. In the event of such quorum not being present at the appointed place on the date for which the meeting is called within one-half (1/2) hour after the time fixed for the holding of such meeting, the meeting, if convened on the requisition of Unitholders, shall be dissolved, but in any other case it shall stand adjourned to such day being not less than fourteen (14) days later and to such place and time as may be appointed by the Chairman of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Unitholders present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

12.4 Voting Rights of Unitholders

        Only Unitholders of record shall be entitled to vote and each Unit shall entitle the holder or holders of that Unit to one vote. At any meeting of Unitholders, any holder of Units entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustee, or with such agent of the Trustee as the Trustee may direct, for verification twenty-four (24) hours prior to the commencement of such meeting. If approved by the Trustee, proxies may be solicited in the name of the Trustee. When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners of their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Unit.

12.5 Resolutions

        Unitholders shall be entitled to pass Special Resolutions for the following purposes and the Trustee shall not act in connection with such matters without such Special Resolution:

  (a)
  removing or appointing the Trustee as provided in Section 8.2 or 8.3;

  (b)
  subject to Section 11.1, consenting to any amendments to this Indenture;

  (c)
  approving subdivisions or consolidations of Units;

  (d)
  approving any resolution to terminate the Trust as provided in Section 14.2;

  (e)
  approving the sale of the property of the Trust Fund as an entirety or substantially as an entirety;

  (f)
  directing or authorizing the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such resolution or to refrain from exercising any such power, right, remedy or authority;

  (g)
  authorizing and directing the Trustee to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust and to represent the Trust in any such suits or legal proceedings (provided that the Trustee shall be obliged to comply with such authority and requirements only in the event that the Trustee has been provided with reasonable security for the payment of all costs which may be incurred in connection therewith); and

  (h)
  subject to Article 14, approving the disposition of Properties having a value in excess of 35% of the Asset Value of the Properties and determining whether or not replacement properties are to be acquired or the net proceeds of sale are to be distributed in whole or in part.

12.6 Meaning of "Special Resolution"

  (a)
  The expression "Special Resolution" when used in this Indenture means, subject as hereinafter in this Article provided, a resolution approved in writing by Unitholders holding not less than 66 2/3% of the outstanding Units entitled to vote on such resolution or a resolution passed as a special resolution at a meeting of Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article and passed by the affirmative votes either in person or by proxy of the holders of not less than 66 2/3% of the Units entitled to vote on such resolution represented at the meeting and voted on a poll upon such resolution.

  (b)
  Votes on a Special Resolution at a meeting shall always be given on a poll and no demand for a poll on any Special Resolution shall be necessary.

12.7 Record Date for Voting

        For the purpose of determining the Unitholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustee may fix a date not more than sixty (60) days and not less than twenty-one (21) days prior to the date of any meeting of Unitholders as a record date for the determination of Unitholders entitled to vote at such meeting or any adjournment thereof, and any Unitholder who was a Unitholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof even though he has since that time disposed of his Units, and no Unitholder becoming such after that time shall be so entitled to vote at such meeting or any adjournment thereof. In the event that the Trustee does not fix a record date for any meeting of Unitholders, the record date for such meeting shall be the Business Day immediately preceding the date upon which notice of the meeting is given as provided under Section 12.2. Notwithstanding the generality of the foregoing, the record date shall be determined in compliance with applicable securities legislation.

12.8 Binding Effect of Resolutions

        Every resolution and every Special Resolution passed in accordance with the provisions of this Indenture shall be binding upon all the Unitholders, and each and every Unitholder shall be bound to give effect accordingly to every such resolution and Special Resolution.

ARTICLE 13 — CERTIFICATES, REGISTRATION
AND TRANSFER OF UNITS

13.1 Certificates

        The form of Certificate shall be substantially as set out in Schedule "A" hereto or such other form as is authorized from time to time by the Trustee. Each Certificate shall bear an identifying serial number and shall be certified manually on behalf of the Trustee. Any additional signature required by the Trustee to appear on such Certificate may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, Certificates so signed are as valid as if they had been signed manually. Any Certificate which has one manual signature as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

13.2 Register of Unitholders

        A register shall be kept, at the discretion and option of the Board of Directors of the Corporation, at the principal corporate trust office of the Trustee in either the City of Toronto or the City of Calgary by the Trustee or by a Transfer Agent designated to act on behalf and under the direction of the Trustee, which register shall contain the names and addresses of the Unitholders, the respective number of Units held by them, the certificate number of the Certificates representing such Units and a record of all transfers thereof. In addition, the Trustee shall maintain a branch register at its principal offices in Halifax, Montreal, Vancouver and either Calgary or Toronto and in such other locations as the Trustee may designate from time to time.

        The Trustee shall have the right to treat the persons registered as a Unitholder on the register of the Trust as the owner of such Units for all purposes, including, without limitation, payment of any distribution, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders, and the Trustee shall not be bound to recognize any transfer, pledge or other disposition of a Unit, or any beneficial interest or equitable or other right or claim with respect thereto, whether or not the Trustee shall have actual or other notice thereof, until such Unit shall have been transferred on the register of the Trust as herein provided.

        Except in the case of the registers required to be maintained at the Cities of Calgary and Toronto, the Trustee shall have the power at any time to close any register of transfers and in that event shall transfer the records thereof to another existing register or to a new register. In the event that the register in any place is closed and the records transferred to a register maintained at another place, notice of such changes shall be given to the Unitholders registered in the register so closed in accordance with the provisions hereof.

        The registers referred to in this Section shall at all reasonable times be open for inspection by the Corporation and the Trustee.

13.3 Transfer of Units

  (a)
  Subject to the provisions of this Article 13, the Units shall be fully transferable without charge as between persons, but no transfer of Units shall be effective as against the Trustee or shall be in any way binding upon the Trustee until the transfer has been recorded on the register or one of the branch registers of transfer maintained by the Trustee or Transfer Agent.

    No transfer of a Unit shall be recognized unless such transfer is of a whole Unit.

  (b)
  Subject to the provisions of this Article 13, Units shall be transferable on the register or one of the branch registers of Unitholders of the Trust only upon delivery to the Trustee or to a Transfer Agent of the Trust if appointed, of the Certificate therefor, properly endorsed or accompanied by a duly executed instrument of transfer and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters that may reasonably be required by the Trustee. Upon such delivery the transfer shall be recorded on the register of Unitholders and a new Certificate for the residue thereof (if any) shall be issued to the transferor.

  (c)
  Any person becoming entitled to any Units as a consequence of the death, bankruptcy or incompetence of any Unitholder, or otherwise by operation of law, shall be recorded as the holder of such Units and shall receive a new certificate therefor only upon production of evidence satisfactory to the Trustee thereof and delivery of the existing certificate to the Trustee, but until such record is made the Unitholder of record shall continue to be and be deemed to be the holder of such Units for all purposes whether or not the Trustee shall have actual or other notice of such death or other event.

13.4 Units Held Jointly or in a Fiduciary Capacity

        The Trustee may treat two or more persons holding any Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or on any Certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Units; provided, however that any person recorded as a Unitholder may, subject to the provisions hereinafter contained, be described in the register or on any Certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship. Where any Certificate is registered in more than one name, the distributions (if any) in respect thereof may be paid to the order of all such holders failing written instruction from them to the contrary and such payment shall be a valid discharge to the Trustee and any Transfer Agent. In the case of the death of one or more joint holders, the distributions (if any) in respect of any Units may be paid to the survivor or survivors of such holders and such payment shall be a valid discharge to the Trustee and any Transfer Agent.

13.5 Performance of Trust

        The Trustee, the Unitholders and any officer, director, employee or agent of the Trustee shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Units or interests therein by any such Unitholder or by his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein except for the person recorded as Unitholder.

13.6 Lost Certificates

        In the event that any Certificate is lost, stolen, destroyed or mutilated, the Trustee may authorize the issuance of a new Certificate for the same number of Units in lieu thereof. The Trustee may in its discretion, before the issuance of such new Certificate, require the owner of the lost, stolen, destroyed or mutilated Certificate, or the legal representative of the owner, to make an affidavit or statutory declaration setting forth such facts as to the lost, theft, destruction or mutilation as the Trustee may deem necessary, to surrender any mutilated Certificate and may require the applicant to supply to the Trust a "lost certificate bond" or a similar bond in such reasonable sum as the Trustee may direct indemnifying the Trustee and its agent for so doing. The Trustee shall have the power to require from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated Certificates. The Trustee shall pay all premiums and other funds of money payable for such purpose out of the Trust Fund with such contribution, if any, by those insured as may be determined by the Trustee in its sole discretion. If such blanket lost security bond is required, the Trustee may authorize and direct (upon such terms and conditions as the Trustee may from time to time impose) any agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated Certificate without further action or approval by the Trustee.

13.7 Death of a Unitholder

        The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Indenture nor give such Unitholder's personal representative a right to an accounting or take any action in court or otherwise against other Unitholders or the Trustee or the Trust Fund, but shall entitle the personal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions hereof, a new certificate for Units in place of the Certificate held by the deceased Unitholder, and upon the acceptance thereof such personal representatives shall succeed to all rights of the deceased Unitholder under this Indenture.

13.8 Unclaimed Interest or Distribution

        In the event that the Trustee shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason, the Trustee shall be under no obligation to invest or reinvest the same but shall only be obliged to hold the same in a current interest-bearing account pending payment to the person or persons entitled thereto. The Trustee shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to the Public Trustee (or other appropriate government official or agency) whose receipt shall be a good discharge and release of the Trustee.

13.9 Exchanges of Certificates

        Certificates representing any number of Units may be exchanged without charge for Certificates representing any equivalent number of Units in the aggregate. Any exchange of Certificates may be made at the offices of the Trustee or at the offices of any Transfer Agent where registers are maintained for the Certificates pursuant to the provisions of this Article 13. Any Certificates tendered for exchange shall be surrendered to the Trustee or appropriate Transfer Agent and shall be cancelled.

ARTICLE 14 — TERMINATION

14.1 Termination Date

        Unless the Trust is terminated earlier, the Trustee shall commence to wind up the affairs of the Trust on December 31, 2066.

14.2 Termination by Resolution of Unitholders

        The Unitholders may vote by Special Resolution to terminate the Trust at any meeting of Unitholders duly called for the purpose upon which the Trustee shall commence to wind up the affairs of the Trust.

14.3 Termination by Trustee without Approval of Unitholders

        Notwithstanding any other provision of this Indenture, the Trustee shall commence to wind up the affairs of the Trust upon receipt of certified resolutions of the board of directors of the Corporation certifying that it is their opinion that it would be in the best interests of the Unitholders to wind up the Trust and directing the Trustee to terminate the Trust accordingly.

14.4 Restrictions on Termination

        For greater certainty, this Article 14 is subject to the provisions of Section 5.7.

14.5 Procedure Upon Termination

        Forthwith upon being required to commence to wind up the affairs of the Trust, the Trustee shall give notice thereof to the Unitholders, which notice shall designate the time or times at which Unitholders may surrender their Units for cancellation and the date at which the register of the Trust shall be closed.

14.6 Powers of the Trustee upon Termination

        After the date on which the Trustee is required to commence to wind up the affairs of the Trust, the Trustee shall carry on no activities except for the purpose of winding up the affairs of the Trust as hereinafter provided and, for this purpose, the Trustee shall continue to be vested with and may exercise all or any of the powers conferred upon the Trustee under this Indenture.

14.7 Sale of Investments

        After the date referred to in Section 14.6, the Trustee shall proceed to wind up the affairs of the Trust as soon as may be reasonably practicable and for such purpose shall convert into money all assets comprising the Trust Fund in one transaction or in a series of transactions at public or private sale and do all other acts appropriate to liquidate the Trust Fund, and shall in all respects act in accordance with directions, if any, of the Unitholders (in respect of a termination authorized under Section 14.2) or the Board of Directors (subject to any resolution of the Unitholders, in the case of termination pursuant to Section 14.3). If the Trustee is unable to sell all or any of the assets which comprise part of the Trust Fund by the date set for termination, the Trustee may distribute undivided interests in the remaining assets directly to the Unitholders in accordance with their Pro Rata Shares.

14.8 Distribution of Proceeds

        After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustee shall distribute the remaining part of the proceeds of the sale of assets together with any cash forming part of the Trust Fund among the Unitholders in accordance with their Pro Rata Shares.

14.9 Further Notice to Unitholders

        In the event that all of the Unitholders shall not surrender their Units for cancellation within six (6) months after the time specified in the notice referred to in Section 14.5, such remaining Units shall be deemed to be cancelled without prejudice to the rights of the holders of such Units to receive their Pro Rata Shares of the amounts referred to in Section 14.8 and the Trustee may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses thereby incurred from the amounts to which such Unitholders are entitled as aforesaid) or, in the discretion of the Trustee, may pay such amounts into court.

14.10 Responsibility of Trustee after Sale and Conversion

        The Trustee shall be under no obligation to invest the proceeds of any sale of assets or cash forming part of the Trust Fund after the date referred to in Section 14.5 and, after such sale, the sole obligation of the Trustee under this Indenture shall be to hold such proceeds in trust for distribution under Section 14.8.

ARTICLE 15 — SUPPLEMENTAL INDENTURES

15.1 Provision for Supplemental Indenture

        From time to time the Corporation (when authorized by a resolution of the Board of Directors) and the Trustee may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

  (a)
  adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Trustee, based on the advice of Counsel, prejudicial to the interests of the Unitholders;

  (b)
  giving effect to any Special Resolution passed as provided in Article 12;

  (c)
  making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Unitholders;

  (d)
  making any modification in the form of Trust Certificates which does not materially affect the substance thereof; and

  (e)
  modifying any of the provisions of this Indenture as provided in Article 11, provided that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.

ARTICLE 16 — NOTICES TO UNITHOLDERS

16.1 Notices

        Any notice required to be given under this Indenture to the Unitholders shall be given by letter or circular sent through ordinary post addressed to each registered holder at his last address appearing on the register; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by publication twice in the National Edition of The Globe and Mail or any other newspaper having national circulation in Canada; provided further that if there is no newspaper having national circulation, then by publishing twice in a newspaper in each city where the register or branch register is maintained. Any notice so given shall be deemed to have been given on the day following that on which the letter or circular was posted or, in the case of notice being given by publication, the day following the day of the second publication in the designated newspaper or newspapers. In proving notice was posted, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and posted.

16.2 Failure to Give Notice

        The failure by the Trustee, by accident or omission or otherwise unintentionally, to give any Unitholder any notice provided for herein shall not affect the validity or effect of any action referred to in such notice, and the Trustee shall not be liable to any Unitholder for any such failure.

16.3 Joint Holders

        Service of a notice or document on any one of several joint holders of Units shall be deemed effective service on the other joint holders.

16.4 Service of Notice

        Any notice or document sent by post to or left at the address of a Unitholder pursuant to this Article shall, notwithstanding the death or bankruptcy or such Unitholder, and whether or not the Trustee has notice of such death or bankruptcy, be deemed to have been fully served and such service shall be deemed sufficient service on all persons interested in the Units concerned.

ARTICLE 17 — AUDITORS

17.1 Qualification of Auditors

        The Auditors shall be an independent recognized firm of chartered accountants which has an office in Alberta and Ontario.

17.2 Appointment of Auditors

        The Auditors will be selected by Ordinary Resolution at each annual meeting of Unitholders.

17.3 Change of Auditors

        The Auditors may at any time be removed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting of Unitholders duly called for that purpose, and upon the removal of the Auditors, new auditors may be appointed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting duly called for the purpose.

        Notwithstanding any other provision of this Indenture, the Board of Directors may fill a vacancy in the office of auditor caused by a resignation of the Auditors following their appointment at an annual meeting of Unitholders but prior to the expiry of their term, in which case such appointment shall be effective until the next following annual meeting of Unitholders.

17.4 Reports of Auditors

        The Auditors shall audit the accounts and financial statements of the Trust at least once in each year, and a report of the Auditors with respect to the annual financial statements of the Trust shall be provided to each Unitholder as set out in Section 18.4.

ARTICLE 18 — RESERVE ACCOUNT, ACCOUNTS, RECORDS
AND FINANCIAL STATEMENTS

18.1 Reserve Account

        From time to time the Trustee may withdraw from the Trust Fund such amounts as it, in its sole discretion, shall deem to be required for the purpose of establishing a reserve for any applicable taxes or other governmental charges or duties or other anticipated expenditures that may be payable out of the Trust Fund. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Account". The Trustee shall not be required to distribute to Unitholders any of the amounts in the Reserve Account; provided however, that if it, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges or duties or other anticipated expenditures, then it shall promptly redeposit such amounts in the general accounts of the Trust Fund or, if the Trust has been terminated or shall be in the process of termination, the Trustee shall distribute to each Unitholder such Unitholder's interest in the Reserve Account.

18.2 Records

        The Trustee shall keep such books, records and accounts as are necessary and appropriate to document the Trust Fund and each transaction of the Trust. Without limiting the foregoing, the Trustee will, at its principal office, as designated by the Board of Directors of the Corporation, in either Toronto, Ontario, or Calgary, Alberta, keep records of all transactions of the Trust, a list of the assets of the Trust Fund from time to time and a copy of this Trust Indenture and the Royalty Agreements with any amendments thereto.

18.3 Quarterly Reporting to Unitholders

        The Trustee will mail to each Unitholder, within 45 days after the end of each Quarter unaudited financial statements of the Trust for such Quarter unless such mailing is not required by applicable securities laws.

18.4 Annual Reporting to Unitholders

        The Trustee will mail:

  (a)
  to each Unitholder, within 90 days after the end of each calendar year, the audited financial statements of the Trust for such year, together with the report of the Auditors thereon unless such mailing is not required by applicable securities laws; and

  (b)
  to each person who received a distribution from the Trust during a calendar year, within 90 days after the end (of such calendar year), tax reporting information relating to such year for the purpose of enabling such persons to report the income tax consequences of their respective investments in Units in their respective Canadian income tax returns.

18.5 Information Available to Unitholders

  (a)
  Each Unitholder shall have the right to inspect during normal business hours at the head office of the Corporation and the right to obtain, on demand and on payment of reasonable reproduction costs, a copy of this Indenture and any indenture supplemental hereto and the Royalty Agreements.

  (b)
  Each Unitholder, upon payment of a reasonable fee and upon sending to the Trustee the affidavit referred to in paragraph (d) below, may upon application require the Trustee to furnish within 10 days from the receipt of the affidavit a list (the "basic list") made up to a date not more than 10 days before the date of receipt of the affidavit setting out the names of the Unitholders, the number of Units owned by each Unitholder and the address of each Unitholder as shown on the records of the Trustee.

  (c)
  A person requiring the Trustee to supply a basic list may, if he states in the affidavit referred to in paragraph (d) below that he requires supplemental lists, require the Trustee upon payment of a reasonable fee to furnish supplemental lists setting out any changes from the basic list in the names or addresses of the Unitholders and the number of Units owned by each Unitholder for each Business Day following the date the basic list is made up to.

  (d)
  The affidavit referred to in paragraph (b) above shall state:

  (i)
  the name and address of the applicant;

  (ii)
  the name and address for service of the body corporate if the applicant is a body corporate; and

  (iii)
  that the basic list and any supplemental lists will not be used except as permitted under paragraph (e) below.

  (e)
  A list of Unitholders obtained under this section shall not be used by any person except in connection with:

  (i)
  an effort to influence the voting of Unitholders; or

  (ii)
  an offer to acquire Units.

18.6 Income Tax: Obligations of the Trustee

        The Trustee shall satisfy, perform, and discharge all obligations and responsibilities of the Trustee under the Income Tax Act (Canada) (including any obligations of the Trust under Part XIII of the said Act) or any similar provincial legislation (including responsibility to file for and collect ARTC) and neither the Trust nor the Trustee shall be accountable or liable to any Unitholder by reason of any act or acts of the Trustee inconsistent with any such obligations or responsibilities.

18.7 Income Tax: Designations

        In the return of its income under Part I of the Income Tax Act (Canada) for each year, the Trust shall make such designations to Unitholders with respect to any amounts distributed or payable to Unitholders in the year including, without restricting the generality of the foregoing, designations with respect to Crown Obligations (as defined in the Royalty Agreements), any taxable capital gains realized and distributed to Unitholders by the Trust in the year, and any interest payable to Unitholders in the year, as shall be permitted under the provisions of the Income Tax Act (Canada) and as the Trustee shall deem to be reasonable and equitable. In the first tax year, in filing a return of income for the Trust, the Trust shall elect that the Trust be deemed to be a mutual fund trust for the entire year.

18.8 Income Tax: Deductions

        The Trustee shall claim the maximum deductions available to the Trust for the purposes of computing its income pursuant to the provisions of the Income Tax Act (Canada) to the extent required to reduce the taxable income of the Trust to nil or to obtain a refund of any income taxes previously paid.

18.9 Fiscal Year

        The fiscal year of the Trust shall end on December 31 of each year.

ARTICLE 19 — MISCELLANEOUS

19.1 Continued Listing

        For the purposes of this Section 19.1, the Trustee hereby appoints the Corporation as its agent and the Corporation hereby covenants to the Trustee and agrees that it shall, at the cost and expense of the Trust, take all steps and actions and do all things that may be required to maintain the listing and posting for trading of the Units on the Toronto Stock Exchange and to maintain its status as a "reporting issuer" not in default of the securities legislation and regulations of each of the provinces of Canada, where applicable.

19.2 Successors and Assigns

        The provisions of this Indenture shall enure to the benefit of, and be binding upon, the parties and their successors and assigns.

19.3 Counterparts

        This Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterparts.

19.4 Severability

        If any provision of this Indenture shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provisions in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Indenture in any jurisdiction.

19.5 Day Not a Business Day

        In the event that any day on or before which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

19.6 Time of the Essence

        Time shall be of the essence of this Indenture.

19.7 Governing Law

        This Indenture and the Certificates shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The parties hereto hereby irrevocably submit to the jurisdiction of the Courts of the Province of Ontario. The Trustee shall not be bound by the provisions of Sections 27 and 27.1 of the Trustee Act (Ontario) and shall only be required to carry out the terms of the trust set forth in this Indenture.

19.8 Notices to Trustee and Corporation

        Any notice or other communication to the Trustee or to the Corporation under this Indenture shall be in writing and shall be valid and effective if delivered by prepaid courier or if given by registered letter, postage prepaid, or if transmitted by electronic or telecommunications device, addressed as follows:

  if to the Trustee:

Computershare Trust Company of Canada Suite 710, 530 - 8th Avenue S.W. Calgary, Alberta T2P 3S8
Attention:	Manager, Corporate Trust Department
Fax:	(403) 267-6598
Phone:	(403) 267-6800

  if to the Corporation:

Petrofund Corp. Suite 600 444 - 7th Avenue S.W. Calgary, Alberta T2P 0X8
Attention:	Chief Executive Officer
Fax:	(403) 264-6165
Phone:	(403) 218-8625

        Any such notice or other communication shall be deemed to have been given and received on the date of delivery or transmission or, if mailed, on the fifth day after deposit in the Canadian mail.

        The Corporation or the Trustee may from time to time notify the other in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation or the Trustee for all purposes of this Indenture.

        If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given by mail hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered at the appropriate address provided in this Section 19.8 by prepaid courier, facsimile, electronic or telecommunications device.

19.9 Amendment and Restatement

        This amended and restated Indenture replaces and supersedes the Restated Indenture.

19.10 Continuing Protection

        Notwithstanding all other provisions in this Indenture, nothing herein will derogate from any provisions contained in the Restated Indenture pertaining to the rights and protection of the Trustee.

        IN WITNESS WHEREOF each of the parties has caused this Indenture to be duly executed.

PETROFUND CORP.
Per:	"Signed" J.E. Errico Authorized Signing Officer
Per:	"Signed" Vince P. Moyer Authorized Signing Officer
COMPUTERSHARE TRUST COMPANY OF CANADA
Per:	"Signed" Karen Biscope Authorized Signing Officer
Per:	"Signed" Laura Leong Authorized Signing Officer

SCHEDULE A

To the annexed amended and restated indenture dated as of the 16th day of November, 2004 and made between

PETROFUND CORP.

and

COMPUTERSHARE TRUST COMPANY OF CANADA
(Form of Certificate for the Trust Units in the English Language)

TRUST UNITS

PETROFUND ENERGY TRUST
(a trust created under the laws of the Province of Ontario)

No.		Trust Units
CUSIP

THIS CERTIFIES THAT

is the registered holder of                                                             fully paid Units issued by PETROFUND ENERGY TRUST (the "Trust").

        The Trust Units represented by this Certificate are issued upon the terms and subject to the conditions of an amended and restated indenture dated April 16, 2003 (which indenture, as it may be amended or amended and restated from time to time, together with all other instruments supplemental or ancillary thereto is herein referred to as the "Trust Indenture") and made between Petrofund Corp. (formerly NCE Petrofund Corp.) and Computershare Trust Company of Canada (the "Trustee"), which Trust Indenture is binding upon all holders of Trust Units and, by acceptance of this Certificate, the holder assents to the terms and conditions of the Trust Indenture. Terms defined in the Trust Indenture have the same meaning when used herein.

        A copy of the Trust Indenture pursuant to which this Certificate and the Trust Units represented hereby are issued may be obtained by any Unitholder on demand and on payment of reasonable reproduction costs from the head office of the Trust.

        This Certificate may only be transferred, upon compliance with the conditions prescribed in the Trust Indenture, on the registers to be kept at the office of the Trustee in the City of Toronto and at such other place or places, if any, as the Trustee may designate and upon compliance with such reasonable requirements as the Trustee may prescribe.

        The Trust Indenture contains provisions for the holding of meetings of Unitholders and rendering resolutions passed at such meetings binding upon all Unitholders.

        The Trust Indenture provides that no Unitholder shall incur or be subject to any liability in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to or in respect of the Trust Indenture.

        The Trust Indenture provides that Trust Units shall be issued only when fully paid and the Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

        This Certificate shall not be valid for any purpose until it shall have been certified by the Trustee under the Trust Indenture.

        IN WITNESS WHEREOF the Trustee has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its duly authorized officers.

        DATED:

        This Certificate is one of the Certificates referred to in the Trust Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA
By:	Authorized Signing Officer

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TRANSFER FORM

        FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

(please print or typewrite name and address of assignee)

                                                            Trust Units of Petrofund Energy Trust represented by this Certificate.

Dated	(SIGNATURE OF TRANSFEROR)

NOTE: The signature of the registered holder of the within Certificate to the foregoing assignment must be guaranteed by a Canadian schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP).

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QuickLinks

  EXHIBIT 7.1
TABLE OF CONTENTS
AMENDED AND RESTATED TRUST INDENTURE
SCHEDULE A
TRANSFER FORM